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                                                                    Exhibit 99.1

Combined Professional Services Inc./Patron Systems Inc. Announces a Letter of Intent to Acquire Entelagent
Tuesday, October 22, 10:00 am EST

    Acquires Industry Leader in "Content-Aware" E-Mail Processing Entelagent Software

Chicago, IL -- (BUSINESS WIRE) -- October 22, 2002 -- Combined Professional Services, Inc. (OTCBB: CPFS) announced today that its wholly owned subsidiary Patron Systems Inc. has signed a letter of intent to acquire Entelagent Software, Inc. Under the terms of the agreement, all issued and outstanding Entelagent Software, Inc. shares will be exchanged for common shares of Combined Professional Services, Inc. The parties anticipate the transaction will close by mid-November.

Entelagent Software provides enterprise-wide solutions for optimizing real-time electronic mail surveillance, pre and post-event review of email and attachments, archiving, and policy management. The core of the Entelagent architecture is SAMS Online(R) a scalable, full-function email gateway server that is hardware, operating system, email system and network independent.

Recent investigations by Eliot Spitzer, Attorney General of New York, into email content and archiving procedures has shown that many organizations in the financial services industry are not complying with current industry legislation and regulation. While the investigation continues, several large institutions have been heavily fined and have agreed to rapidly upgrade their email policies and procedures. Entelagent software has quickly become the leading email content monitoring and archiving software to the financial services industry including global customers such as: Goldman-Sachs, Mellon Bank, Nomura Securities, Daiwa Securities America, and Edward Jones & Company.

Key components of the Entelagent offering are two proprietary software agents, the Surveillance Agent and Archive/Data Mining Agent.

The Surveillance Agent features an open, multilingual, rule-based lexicon to support email management, centralized authority, decentralized responsibility and accountable content security. The lexicon is readily customizable to serve the unique needs of SEC Compliance Officers, Human Resources, Accounting, Internal Audit, Marketing & Sales, and other departments. The multi-tier, multi-group functionality and rule-based lexicon supports customization to match the client's policies and procedures on an individual, group, office/branch, department, division, subsidiary or enterprise-wide level.

The Archive/Data Mining Agent enables authorized users to find archived messages, anywhere, any time, subject to their access privileges. The Data Mining Agent, like the Surveillance Agent, automatically logs and tracks all end-user activities, so that a complete audit trail is maintained by the system. Further, the Data Mining Agent is fully integrated with the Surveillance Agent, allowing a reviewer to conduct research on prior messages involving the same sender or related subjects. In compliance with SEC rule 17a-4, the product automatically performs complete archiving onto optical media such as WORM jukeboxes or other media, as required.

"While email provides an efficient communication vehicle for corporations," comments Brett Newbold, President, Patron Systems Technology Products, "the lack of a dedicated, content-aware email management platform opens the organization to a high degree of risk from unwanted or inappropriate internal and external content, or the release of valuable internal content. Entelagent software is, by far, both the technical and market leader in this space and we are very pleased at the prospect of joining forces to further protect enterprise assets and reputation."

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                                                                    Exhibit 99.1

Contacts:

    Patron Systems, Inc., Chicago        Capital Market Relations
    Ryan Kirch, 312-493-2171             Chris Rosgen, 949-481-9739
    IR@patronsystems.net                 chrisrosgen@capitalmarketrelations.com
    --------------------

About Combined Professional Services subsidiary Patron Systems, Inc.

Combined Professional Services, Inc.'s subsidiary, Patron Systems, Inc., is a development stage information security company incorporated in April 2002 to provide security services and technology products to global enterprises. Patron's Security Services Group intends to work with organizations to provide comprehensive, certifiable solutions for trusted information environments. Initial offerings are contemplated to include vulnerability assessments; compliance and certification reviews, training, remediation, monitoring, and managed services. Patron's Technology Products Group, through its planned acquisition of third generation software and hardware, plans to help enterprises address security needs holistically throughout the IT environment. Patron Systems intends to deploy products maintaining the highest standards of independence, product quality and functionality, as well as ROI for the client organization.

Forward Looking Statements

The statements made in this press release are forward-looking and are based on current expectations that are subject to a number of uncertainties and risks, and actual results may differ materially. The uncertainties and risks include, but are not limited to, the ability to complete the proposed merger with Entelagent or any other acquisitions, the ability of Patron or the Company to execute effectively its business plan, changes in the market for information security solutions, changes in market activity, anticipated increases in customers, seasonality, the development of new products and services, the enhancement of existing products and services, competitive pressures (including price competition), system failures, economic and political conditions, changes in consumer behavior and the introduction of competing products having technological and/or other advantages. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. Statements made in this document that are not purely historical are forward-looking statements, including any statements as to beliefs, plans, expectations, or intentions regarding the future. The Company assumes no obligation to update information concerning its expectations.

10/22/02 7:51 AM

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